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                                   (VF LOGO)


FOR IMMEDIATE RELEASE                    Contact: Cindy Knoebel
                                                  VP, Financial & Corporate
                                                  Communications
                                                  VF Services, Inc.
                                                  (336) 424-6189/(212) 696-1110


                  VF ADJUSTS OUTLOOK FOR SECOND QUARTER RESULTS

GREENSBORO, NORTH CAROLINA - JUNE 13, 2003 - Citing difficult retail conditions, VF CORPORATION (NYSE: VFC), the world's largest apparel company, today revised its expectations for earnings and sales for the quarter ending July 5, 2003. Previously, the Company had indicated that earnings per share were expected to be flat to down 5% from the prior year's second quarter, excluding the effect of restructuring actions taken in the 2002 period. The Company now believes that second quarter earnings per share could decline by approximately 20 to 25%. Sales could be down 5 to 7%, instead of flat. In the second quarter of 2002, the Company reported income from continuing operations of $.79 per share, which included a $.03 per share benefit from restructuring actions, and sales of $1,160.3 million.

VF Chairman and Chief Executive Officer Mackey J. McDonald indicated that slow retail traffic due to weak economic conditions and aggressive moves by its retail customers to control inventories have impacted sales across most of VF's businesses. "Our second quarter basically reflects external factors that are affecting most retailers and suppliers across most product categories and channels of distribution," he said. "Fortunately, our brands remain very healthy, and they are continuing to outperform our competitors at retail. Inventory control remains a priority for us, and we have taken the appropriate actions to keep our inventories in line."

The Company also noted that it was still pursuing options for its Playwear business and could have a decision by the end of the second quarter. The guidance above relating to second quarter earnings excludes any impact that may result from a possible sale or disposition of this business.

At the present time the Company is not revising its expectations for sales and earnings in the second half of 2003. Management will provide an update to its outlook for the full year when it releases second quarter results next month.

Management will be available to take questions from investors regarding this release in an open call today at 9:00 a.m. EDT. Interested parties should call 888-806-9467, domestic, or 703-871-3627, international. You may also access this call via the Internet at www.vfc.com.

A replay of today's call will be available for one week and can be accessed by dialing 888-266-2086, domestic, and 703-925-2435, international. The pass code is 175602. You may also access a replay at the Company's web site at www.vfc.com.

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                                                                   June 13, 2003

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of our suppliers and of our retail customers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the ability to achieve anticipated cost savings from the recent restructuring initiatives; additional terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

ABOUT THE COMPANY

VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), Healthtex(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

VF Corporation's press releases, annual report and other information can be accessed through the company's home page, http://www.vfc.com.